Exhibit 14(a) Independent Auditors' Consent

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-76799 of Lincoln Benefit Life Variable Life Account of Lincoln Benefit Life Company on Form N-6 of our report dated February 5, 2003 relating to the financial statements and the related financial statement schedule of Lincoln Benefit Life Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 12 to the financial statements), and our report dated March 7, 2003 relating to the financial statements of Lincoln Benefit Life Variable Life Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Lincoln Benefit Life Variable Life Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Chicago, Illinois
April  21, 2003

Exhibit 14(b) Consent of Attorneys


Christopher S. Petito                                               202-965-8152


                                                                  April 22, 2003


Lincoln Benefit Life Company
Lincoln Benefit Life Variable Life Account
Lincoln Benefit Life Centre
Lincoln, Nebraska  68501-0469

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 5 on Form N-6 to the Registration Statement on Form S-6 of Lincoln Benefit Life Variable Life Account (File No. 333-76799). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    Jorden Burt LLP

                               /s/ Christopher S. Petito
                            By:----------------------
                              Christopher S. Petito